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                                                                    EXHIBIT 23.2



                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of FedEx Corporation of our reports dated June 27, 2001 included in the FedEx Corporation and Federal Express Corporation Form 10-K filings for the year ended May 31, 2001, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
Memphis, Tennessee
May 1, 2002